Exhibit 5.1

September 14, 2022

CytoDyn Inc.

1111 Main Street, Suite 600

Vancouver, Washington 98660

Ladies and Gentlemen:

We have acted as counsel to CytoDyn Inc. (the "Company"), a Delaware corporation, in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the selling stockholders identified therein, or their assigns (together, the “Selling Stockholders”) of up to 35,786,835 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which may become issuable upon the exercise of warrants issued to the Selling Stockholders (collectively, the "Warrants"). The shares of Common Stock issuable upon exercise of the Warrants at any time hereafter are referred to herein as the "Shares."

In connection with rendering this opinion, we have examined and relied as to matters of fact upon such certificates of public officials, certificates or copies certified to our satisfaction of the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company, proceedings of the Board of Directors of the Company, and other corporate records, documents, certificates, and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below. We have also assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies, and we have relied as to matters of fact upon statements and certifications of officers of the Company.

Based on the foregoing, we are of the opinion that the Shares are duly authorized and when such Shares have been issued upon exercise of the Warrants in accordance with their terms, all such Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the offer, sale or issuance of securities.

We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement on Form S-3 and to the use of our name under the caption "Legal

US Bancorp Tower | 111 SW Fifth Ave, Ste 3400 | Portland, OR 97204

CytoDyn Inc.

September 14, 2022

Matters" in the Prospectus filed as a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ MILLER NASH LLP